VISHAY PRECISION GROUP, INC.
2024 NON-EMPLOYEE DIRECTOR COMPENSATION PLAN
    1.    BACKGROUND AND PURPOSE
VISHAY PRECISION GROUP, INC., a Delaware corporation, hereby adopts the Vishay Precision Group, Inc. Non-Employee Director Compensation Plan, effective as of the date of Vishay Precision Group, Inc.’s 2024 Annual Meeting. The purpose of the Plan is to provide Non-Employee Directors of Vishay Precision Group, Inc. with compensation for services to the Company.
    2.    DEFINITIONS
          (a)    “Annual Retainer” means the amount payable for service as a Non-Employee Director as a member of the Board, and as a member of one or more Committees at the annual rates specified in Paragraph 3(a) of the Plan.

        (b)    “Annual Meeting” means the annual meeting of stockholders of the Company.

         (c)     “Board” means the Board of Directors of the Company.

         (d)     “Committee” means a duly-constituted committee of the Board.

         (e)    “Company” means Vishay Precision Group, Inc., a Delaware corporation, including any successor thereto by merger, consolidation, acquisition of all or substantially all the assets thereof, or otherwise.

         (f)    “Fair Market Value” means, for any particular date of grant, the average closing price of a Share on the New York Stock Exchange for the five consecutive trading days immediately preceding the date of grant, or, if there are no such reported sales, the average of the high bid and low asked price of the Common Stock as reported for the five consecutive trading days immediately preceding the date of grant. In the event that the Fair Market Value cannot be thus determined, it shall be determined in good faith by the Board.

         (g)    “Non-Employee Director” means an individual who is a member of the Board, and who is not an employee of the Company, including an individual who is a member of the Board and who previously was an employee of the Company.

        (h)    “Non-Executive Chair” means a Non-Employee Director who serves as the Chairman of the Board.

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         (i)    “Plan” means the Vishay Precision Group, Inc. 2024 Non-Employee Director Compensation Plan, as set forth herein, and as amended from time to time.

          (j)    “Share” means a share of Vishay Precision Group, Inc. Common Stock, par value $0.10.

          (k)     “Stock Incentive Plan” means the Vishay Precision Group, Inc. 2022 Stock Incentive Plan, as amended from time to time (or such other more recently-adopted generally applicable plan pursuant to which the Company grants restricted stock or restricted stock units).

    3.    NON-EMPLOYEE DIRECTOR COMPENSATION

(a)    Non-Employee Director Compensation Package. Effective immediately as of the date of the Company’s 2024 Annual Meeting, individuals who are in service as Non-Employee Directors immediately after each Annual Meeting or who are elected to the Board between Annual Meetings shall be entitled to payments, grants and awards determined as follows:

(i)     Annual Retainer - Non-Executive Chair. The Annual Retainer for service to the Company as the Non-Executive Chair shall be $110,000, payable on or about the date of each Annual Meeting.

(ii)     Annual Retainer - Other Non-Employee Directors. The Annual Retainer for service to the Company as a Non-Employee Director other than the Non-Executive Chair shall be $50,000, payable in four quarterly installments on or about the date of each Annual Meeting and on or about the date of the following three regularly-scheduled meetings of the Board.

(iii)     Annual Retainer: Chair - Audit Committee. The Annual Retainer for service as Chair of the Audit Committee shall be $15,000, payable in four quarterly installments on or about the date of each Annual Meeting and on or about the date of the following three regularly-scheduled meetings of the Board.

(iv)    Annual Retainer: Chair - Compensation Committee. The Annual Retainer for service as Chair of the Compensation Committee shall be $10,000, payable in four quarterly installments on or about the

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date of each Annual Meeting and on or about the date of the following three regularly-scheduled meetings of the Board.

(v)     Annual Retainer: Chair - Nominating and Governance Committee. The Annual Retainer for service as Chair of the Nominating and Governance Committee shall be $10,000, payable in four quarterly installments on or about the date of each Annual Meeting and on or about the date of the following three regularly-scheduled meetings of the Board.

(iv)     Stock Grants.

(A) As of the date of each Annual Meeting commencing with the 2024 Annual Meeting, the Board shall grant Restricted Stock Units under the Stock Incentive Plan to each Non-Employee Director for Shares having a Fair Market Value on the date of grant of $80,000, rounded, if necessary, to the next higher whole Share.

(B)     Each Restricted Stock Unit shall be fully vested on the first anniversary of the date of grant (except as otherwise provided in Section 3(b)(ii) of the Plan or Section 3(f) of the Stock Incentive Plan), provided that the Non-Employee Director continues in service as a Non-Employee Director to that date. If the Non-Employee Director fails to continue in service as a Non-Employee Director for the period from the date of grant to the first anniversary of the date of grant, all unvested Restricted Stock Units granted to such Non-Employee Director shall be forfeited; provided, however, that in the event of termination of such Non-Employee Director’s service as a result of such Non-Employee Director’s death or disability, each outstanding and unvested Restricted Stock Unit granted to such Non-Employee Director pursuant to this Section 3(a)(vi) shall immediately vest.

(C)     In the event that Shares are changed into or exchanged for a different number or kind of shares of stock or other securities of the Company, whether through merger, consolidation,

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reorganization, recapitalization, stock dividend, stock split-up or other substitution of securities of the Company, the number and class of shares of stock subject to the grant of Restricted Stock Units under the Plan shall be adjusted consistent with the adjustment made pursuant to the Stock Incentive Plan, and such adjustment shall be effective and binding for all purposes of this Plan.

(b)     Payment Practices. Payments, grants and awards described in Paragraph 3(a) of the Plan shall be subject to the following payment practices:

(i)    Annual Retainer payments described in Paragraph 3(a)(i) shall be payable in a single annual payment, in advance (which annual payment shall be made on or as soon as practicable following the date of the Annual Meeting). Annual Retainer payments described in Paragraphs 3(a)(ii) through 3(a)(v) shall be payable in equal quarterly installments, in advance and as described in Paragraph 3(a). Such Annual Retainer payments shall be pro-rated for a partial quarter or year of service, as applicable, by a Non-Employee Director elected to the board during a quarter.

(ii)    The date of grant for stock grants described in Paragraph 3(a)(vi) shall be the date of the Annual Meeting for Non-Employee Directors who are in service immediately after the Annual Meeting and the date of election to the Board for Non-Employee Directors elected to the Board between Annual Meetings. The size of the stock grant shall be pro-rated for a partial year of service by a Non-Employee Director elected to the Board between Annual Meetings, provided that such pro-rated stock grant shall be fully vested on the date of the first Annual Meeting after the date of grant, and provided further that such Non-Employee Director continues in service as a Non-Employee Director to that date. If such Non-Employee Director fails to continue in service as a Non-Employee Director for the period from the date of grant to the date of the first Annual Meeting after the date of grant, all unvested Restricted Stock Units granted to such Non-Employee Director shall be forfeited.

    4.    ADMINISTRATION OF THE PLAN

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        The Plan shall be administered by the Board. Subject to the express terms and conditions set forth in the Plan, the Board shall have the power, from time to time, to interpret the Plan’s provisions, prescribe, amend and rescind rules and regulations for the Plan, and make all other determinations necessary or advisable for the administration of the Plan. The determination of the Board in all matters as stated above shall be conclusive.

    5.    AMENDMENT AND TERMINATION

        The Plan may be amended or terminated by the Board at any time. No accrued right to payment as determined under Paragraph 3 shall be affected by any such termination or amendment without the written consent of the affected Non-Employee Director.

    6.    EFFECTIVE DATE

         The Plan shall be effective beginning on the date of the Annual Meeting held in 2024, and shall continue in effect until terminated by the Board.

7.    GOVERNING LAW

        The Plan and all determinations made and actions taken pursuant to the Plan shall be subject to and construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflict of laws.

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